Exhibit 99.1

Zoned Properties Invests in AnamiTech & GreenSpace PropTech Platform

Exploring Strategic Partnership with AnamiTech to Collaborate on Servicing Cannabis Real Estate Needs

SCOTTSDALE, Ariz., June 28, 2022 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company” or “Zoned Properties”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced the Company has invested in Anami Technologies, Inc. (“AnamiTech”), which recently launched its flagship property technology (“PropTech”) platform, GreenSpace. AnamiTech is the brainchild of Mike Wilson, a veteran entrepreneur and the founder and CEO of Temeka Group, an interior design and construction company serving brands like Vans, Nike, and the Los Angeles Clippers. More recently, Temeka Group began serving cannabis brands and it is credited with helping design and build some of the most modern and iconic stores in the industry today. Working closely with legal cannabis operators, Mike observed firsthand the myriad challenges facing startups in this nascent space. He went on to create AnamiTech to provide easy-to-use and cost-efficient business software for the industry.

At the core of the Zoned Properties mission is to provide real estate services for emerging and regulated industries that can address the material pain points of complex real estate development projects. The Company is investing in PropTech projects that aim to focus on solutions to these obstacles from the very beginning of a project and provide support through a project’s operational growth. Zoned Properties is pinpointing critical needs in regulated real estate markets to address how the consumer and the community as a whole interact with the built retail environment.

“We believe PropTech is the future of the real estate industry, and we are thrilled to add another amazing PropTech tool to our tech-stack at Zoned Properties,” said Berekk Blackwell, Chief Operating Officer for Zoned Properties. “The synergies between Zoned Properties, AnamiTech, and Temeka Group were immediately evident once our teams started collaborating. We will work to position the GreenSpace platform along-side our own ReZone platform that is currently being developed and is in beta testing. We believe PropTech has the opportunity to add significant value to the emerging cannabis real estate sector.”

Investment Highlights & PropTech Platform Overview

·	Zoned Properties invested $50,000 in AnamiTech’s Series A convertible preferred stock financing
·	Zoned Properties, AnamiTech, and Temeka Group exploring formation of a strategic relationship
·	PropTech alignment between ReZone and GreenSpace platforms being evaluated
·	AnamiTech’s GreenSpace platform recently moved from beta testing into revenue stage
·	GreenSpace already interacting with users across 15+ cannabis operators and growers with over 100 locations across various state markets
·	GreenSpace platform utilized by major cannabis brands, including Cookies, Embarc, and Stiiizy

“We believe that a partnership with Zoned Properties and its PropTech platform would compliment AnamiTech’s GreenSpace platform,” said Mike Wilson, Founder and Chief Executive Officer of AnamiTech.  “GreenSpace offers a holistic cloud-based software solution for cannabis operators, growers and others in the cannabis industry to manage their projects and day-to-day operations remotely, as well as monitor crucial time sensitive events and compliance requirements.  The GreenSpace project has now launched nationwide, with new customers being added ahead of projections.  We look forward to working with Zoned Properties, with a goal of integrating our two platforms for the cannabis industry and leveling the playing field for small to midsize companies. We believe a strategic alignment between AnamiTech and Zoned Properties could compress time to market for companies tapping into these powerful tools.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

About AnamiTech:

AnamiTech is the brainchild of Mike Wilson, a veteran entrepreneur and the founder and CEO of Temeka Group, an interior design and construction company serving brands like Vans, Nike, and the Los Angeles Clippers. More recently, Temeka began serving cannabis brands and it is credited with helping design and build some of the most modern and iconic stores in the industry today. Working closely with legal cannabis operators, Mike observed firsthand the myriad challenges facing startups in this nascent space. He went on to create AnamiTech to provide easy-to-use and cost-efficient business software for the industry.

AnamiTech offers purpose-built applications that allow cannabis businesses to operate efficiently and stay compliant, and for government agencies and financial institutions to connect with those businesses.

About GreenSpace:

GreenSpace is a product of AnamiTech, a maker of purpose-built software for the cannabis industry. We help cannabis businesses operate more efficiently and stay compliant and help government agencies and financial institutions connect with those businesses. AnamiTech applications translate complex processes into easy-to-follow tasks, both for operators and regulators, easing the regulatory burden for all stakeholders.

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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